Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-84638) pertaining to the National City Bancorporation Incentive Savings Plan of our report dated January 15, 1999, with respect to the consolidated financial statements of National City Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998.


                                      /S/ ERNST & YOUNG LLP

Minneapolis, Minnesota
March 26, 1999